Exhibit 10.16 July 11, 2018 James B. Hawkins 1678 Orvieto Court Pleasanton, CA 94566 VIA HAND DELIVERY Re: Terms of Resignation Dear Jim: This letter confirms the agreement (“Agreement”) between you and Natus Medical Incorporated (the “Company”) concerning the terms of your resignation. 1. Resignation Date: July 11, 2018 is your last day of employment with the Company (the “Resignation Date”). 2. Acknowledgment of Payment of Wages: By your signature below, you acknowledge that other than payment of $136,599.23, less applicable state and federal payroll deductions, which amount equals your unpaid salary and accrued vacation through July 11, 2018, and which will be paid in accordance with the Company’s standard payroll practices on the next regularly scheduled payroll date, no other amounts are payable to you from the Company as of the Resignation Date. By signing below, you acknowledge that the Company does not owe you any other amounts. 3. Separation Compensation: In exchange for your agreement to (i) the general release and waiver of claims, (ii) the non-solicitation covenant and (iii) the covenant not to sue, in each case as set forth below, and your other promises herein, the Company agrees to provide you with the following benefits, which benefits are consistent with those set forth in Section 7(a) of that certain Employment Agreement by and between the Company and you dated as of April 19, 2013 (the “Employment Agreement”), notwithstanding the fact that pursuant to the Employment Agreement, such benefits accrue upon a termination without Cause or other than for Good Reason, (in each case as defined therein): a. Severance: The Company agrees to pay you, within thirty (30) days following the Resignation Date, a lump sum payment in the gross amount of $1,650,000, less applicable state and federal payroll deductions, which equals two years of your base salary. b. Vesting Acceleration. The Company agrees that (i) 100% of the shares of Company Common Stock held by you or subject to stock options held by you pursuant to stock

James B. Hawkins Page 2 option agreements and awards to acquire Company Common Stock, in each case as set forth on the schedule provided to you by the Company on or around July 3, 2018 shall become vested and exercisable as of the Effective Date, and (ii) with respect to stock options held by you, such stock options shall remain exercisable until the day that is 37 days after the Effective Date. c. Insurance: Upon your timely election to continue your health insurance coverage through COBRA (as defined below), the Company agrees to provide you and your eligible dependents with the level of group health coverage provided by the Company to you and such eligible dependents as of the Resignation Date, including payment by the Company of the necessary premiums for group health continuation coverage under Title X of the Consolidated Budget Reconciliation Act of 1985, as amended (“COBRA”) and then, if applicable, individual health coverage under the individual policy required to be offered to you for coverage of you and your eligible dependents at the end of the COBRA coverage period through the lesser of (i) eighteen (18) months from the Resignation Date, or (ii) the date upon which you and each of your eligible dependents become covered under similar plans; provided, however, that you timely elect such COBRA coverage. By signing below, you acknowledge that you are receiving the separation compensation outlined in this section in consideration for waiving your rights to claims referred to in this Agreement and that you would not otherwise be entitled to the separation compensation. 4. Return of Company Property: You hereby warrant to the Company that you have returned to the Company all property or data of the Company of any type whatsoever that has been in your possession or control. 5. Proprietary Information: You hereby acknowledge that you are bound by the attached Confidential Information and Invention Assignment Agreement (Exhibit A hereto) and that as a result of your employment with the Company you have had access to the Company’s Proprietary Information (as defined in the agreement), that you will hold all Proprietary Information in strictest confidence and that you will not make use of such Proprietary Information on behalf of anyone. You further confirm that you have delivered to the Company all documents and data of any nature containing or pertaining to such Proprietary Information and that you have not taken with you any such documents or data or any reproduction thereof. 6. General Release and Waiver of Claims: a. The payments and promises set forth in this Agreement are in full satisfaction of all accrued salary, vacation pay, bonus and commission pay, profit-sharing, stock, stock options or other ownership interest in the Company, termination benefits or other compensation to which you may be entitled by virtue of your employment with the Company or your separation from the Company. To the fullest extent permitted by law, you hereby release and waive any other claims you may have against the Company and its owners, agents, officers, shareholders, employees, directors, attorneys, subscribers, subsidiaries, affiliates, successors and assigns (collectively “Releasees”), whether known or not known, including, without limitation, claims under the Employment Agreement, claims under any employment laws, including, but not limited to, claims of unlawful discharge, breach of contract, breach of the covenant of good

James B. Hawkins Page 3 faith and fair dealing, fraud, violation of public policy, defamation, physical injury, emotional distress, claims for additional compensation or benefits arising out of your employment or your separation of employment, claims under Title VII of the 1964 Civil Rights Act, as amended, the California Fair Employment and Housing Act and any other laws and/or regulations relating to employment or employment discrimination, including, without limitation, claims based on age or under the Age Discrimination in Employment Act or Older Workers Benefit Protection Act, and/or claims based on disability or under the Americans with Disabilities Act. b. By signing below, you expressly waive any benefits of Section 1542 of the Civil Code of the State of California, which provides as follows: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.” c. You and the Company do not intend to release claims: (i) that you may not release as a matter of law, including but not limited to claims for indemnity under California Labor Code Section 2802; (ii) for indemnity under the Bylaws of the Company, or (iii) for enforcement of this Agreement. This release does not extend to any continuing obligations of you or the Company under this Agreement, the Confidentiality and Invention Assignment Agreement, or the Indemnity Agreement attached as Exhibit B. To the fullest extent permitted by law, any dispute regarding the scope of this general release shall be determined by an arbitrator under the procedures set forth in the arbitration clause below. 7. Non-Solicitation. Until the date eighteen (18) months after the Resignation Date, you agree not, either directly or indirectly, to solicit, or take away any employee or consultant of the Company or cause an employee or consultant to leave his or her employment or terminate his or her services, either for you or for any other entity or person. Additionally, you acknowledge that your right to receive the benefits set forth in Section 3 is contingent upon your complying with this Section 7 and upon any breach of this section all payments made pursuant to Section 3 of this Agreement shall immediately cease and you shall immediately return a pro-rated amount of all cash paid to you pursuant to Section 3(a), with the pro-rated amount determined by multiplying the aggregate cash payments made to you pursuant to Section 3(a) by a fraction, of which the denominator is eighteen (18) and the numerator is the number (not to be less than zero) equal to eighteen (18) minus the number of months from the Resignation Date to the date of the breach as determined in good faith by the Board. 8. Covenant Not to Sue: a. To the fullest extent permitted by law, at no time subsequent to the execution of this Agreement will you pursue, or cause or knowingly permit the prosecution, in any state, federal or foreign court, or before any local, state, federal or foreign administrative agency, or any other tribunal, of any charge, claim or action of any kind, nature and character whatsoever, known or unknown, which you may now have, have ever had, or may in the future

James B. Hawkins Page 4 have against Releasees, which is based in whole or in part on any matter released by this Agreement. b. Nothing in this section shall prohibit or impair you or the Company from complying with all applicable laws, nor shall this Agreement be construed to obligate either party to commit (or aid or abet in the commission of) any unlawful act. 9. Protected Rights: You understand that nothing in the General Release and Waiver of Claims and Covenant Not to Sue sections above, or otherwise in this Agreement, limits your ability to file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local government agency or commission (“Government Agencies”). You further understand that this Agreement does not limit your ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. This Agreement does not limit your right to receive an award for information provided to any Government Agencies. 10. Arbitration: Except for any claim for injunctive relief arising out of a breach of a party’s obligations to protect the other’s proprietary information, the parties agree to arbitrate, in Alameda County, California, any and all disputes or claims arising out of or related to the validity, enforceability, interpretation, performance or breach of this Agreement, whether sounding in tort, contract, statutory violation or otherwise, or involving the construction or application or any of the terms, provisions, or conditions of this Agreement. The parties agree that any arbitration will be administered by the American Arbitration Association (“AAA”) and that a neutral arbitrator will be selected in a manner consistent with its National Rules for the Resolution of Employment Disputes. The arbitration proceedings will allow for discovery according to the rules set forth in the National Rules for the Resolution of Employment Disputes or California Code of Civil Procedure. The parties agree that the arbitrator shall have the power to decide any motions brought by any party to the arbitration, including motions for summary judgment and/or adjudication and motions to dismiss and demurrers, prior to any arbitration hearing. The parties agree that the arbitrator shall issue a written decision on the merits. The parties also agrees that the arbitrator shall have the power to award any remedies, including attorneys’ fees and costs, available under applicable law. The parties understand and agree that the Company will pay for any administrative or hearing fees charged by the arbitrator or AAA except that you shall pay the first $200.00 of any filing fees associated with any arbitration you initiate. The parties agree that the arbitrator shall administer and conduct any arbitration in a manner consistent with the Rules and that to the extent that the AAA’s National Rules for the Resolution of Employment Disputes conflict with the Rules, the Rules shall take precedence. The parties further agree that this Agreement is intended to be strictly construed to provide for arbitration as the sole and exclusive means for resolution of all disputes hereunder to the fullest extent permitted by law. The parties expressly waive any entitlement to have such controversies decided by a court or a jury.

James B. Hawkins Page 5 11. Attorneys’ Fees: If any action is brought to enforce the terms of this Agreement, the prevailing party will be entitled to recover its reasonable attorneys’ fees, costs and expenses from the other party, in addition to any other relief to which the prevailing party may be entitled. 12. No Admission of Liability: This Agreement is not and shall not be construed or contended by you to be an admission or evidence of any wrongdoing or liability on the part of Releasees, their representatives, heirs, executors, attorneys, agents, partners, officers, shareholders, directors, employees, subsidiaries, affiliates, divisions, successors or assigns. This Agreement shall be afforded the maximum protection allowable under California Evidence Code Section 1152 and/or any other state or federal provisions of similar effect. 13. Complete and Voluntary Agreement: This Agreement, together with Exhibit A hereto, Exhibit B hereto and the Stock Agreements, constitute the entire agreement between you and Releasees with respect to the subject matter hereof and supersedes all prior negotiations and agreements, whether written or oral, relating to such subject matter. You acknowledge that neither Releasees nor their agents or attorneys have made any promise, representation or warranty whatsoever, either express or implied, written or oral, which is not contained in this Agreement for the purpose of inducing you to execute the Agreement, and you acknowledge that you have executed this Agreement in reliance only upon such promises, representations and warranties as are contained herein, and that you are executing this Agreement voluntarily, free of any duress or coercion. 14. Severability: The provisions of this Agreement are severable, and if any part of it is found to be invalid or unenforceable, the other parts shall remain fully valid and enforceable. Specifically, should a court, arbitrator, or government agency conclude that a particular claim may not be released as a matter of law, it is the intention of the parties that the general release, the waiver of unknown claims and the covenant not to sue above shall otherwise remain effective to release any and all other claims. 15. Modification; Counterparts; Facsimile/PDF Signatures: It is expressly agreed that this Agreement may not be altered, amended, modified, or otherwise changed in any respect except by another written agreement that specifically refers to this Agreement, executed by authorized representatives of each of the parties to this Agreement. This Agreement may be executed in any number of counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument. Execution of a facsimile or PDF copy shall have the same force and effect as execution of an original, and a copy of a signature will be equally admissible in any legal proceeding as if an original. 16. Review of Separation Agreement: You understand that you may take up to twenty-one (21) days to consider this Agreement and, by signing below, affirm that you were advised to consult with an attorney prior to signing this Agreement. You also understand you may revoke this Agreement within seven (7) days of signing this document and that the compensation to be paid to you pursuant to Section 3 will be paid only at the end of that seven (7) day revocation period.

James B. Hawkins Page 6 17. Effective Date: This Agreement is effective on the eighth (8th) day after you sign it and without revocation by you (the “Effective Date”). 18. Governing Law: This Agreement shall be governed by and construed in accordance with the laws of the State of California. If you agree to abide by the terms outlined in this letter, please sign this letter below and also sign the attached copy and return it to me. I wish you the best in your future endeavors. Sincerely, Natus Medical Incorporated By:___/s/ Jonathan A. Kennedy __________ Jonathan A. Kennedy, President and Chief Executive Officer READ, UNDERSTOOD AND AGREED _/s/ James B. Hawkins _____________ Date: __________________ James B. Hawkins